EXHIBIT 99.1

June 24, 2005

Executive Equity Security Awards

Executive Officer	Awards

Richard J. Alario	125,000 shares of restricted stock to vest 6/24/06

150,000 shares of restricted stock to vest one-third each annual anniversary of 6/24/05

200,000 shares of stock options (including the maximum number as qualified incentive stock options) to vest one-third each annual anniversary of 6/24/05

William M. Austin	100,000 shares of restricted stock to vest one-third each annual anniversary of 6/24/05.

Newton W. Wilson, III	100,000 shares of restricted stock to vest one-third each annual anniversary of 6/24/05

125,000 shares of stock options (including the maximum number as qualified incentive stock options) one-third to vest immediately and remainder to vest one-half each annual anniversary of 6/24/05